UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 21, 2005

BPP LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9524	02-6148466
(Commission File Number)	(I.R.S. Employer Identification No.)

450 B Street, Suite 1900, San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (619) 641-1141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 21, 2005, the co-trustees (the “Trustees”) of BPP Liquidating Trust (the “Trust”) entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with Douglas Wilson Companies (the “Agent”).  The Administrative Services Agreement provides for the appointment of the Agent as the Trustees’ agent to take such actions as the Agent deems necessary or appropriate to fulfill or cause to be fulfilled the obligations of the Trust and the Trustees following the date on which the Trust is terminated (the “Termination Date”), including, without limitation, retaining the books, records and other files in the possession of the Trustees as of the Termination Date, and responding to any requests, notices, claims, or actions relating to the Trust that may arise or first become known after the Termination Date.  The Administrative Services Agreement further provides for the Trustees to deposit the sum of $150,000, to be held in a segregated account (together with any additional funds received after the Termination Date by the Agent with respect to the assets of the Trust) and to be used solely to pay the liabilities, debts, costs, expenses, judgments, fees, taxes, assessments, interest, penalties, charges, commitments, claims and other monetary obligations owed by the Liquidating Trust after the Termination Date and the reasonable out-of-pocket expenses of the Agent in carrying out its obligations under the Administrative Services Agreement.  In consideration for its services under the Agreement, the Agent will be paid a fee of $100,000 out of the assets of the Trust concurrently with the execution and delivery of the Administrative Services Agreement.  The Administrative Services Agreement will terminate upon the expiration of a period of seven (7) years from the Termination Date, and may be terminated prior to such expiration, without penalty, on 60 days prior written notice by the Trustees to the Agent.  Upon termination of the Administrative Services Agreement, any remaining deposited funds will be donated to one or more charitable organizations.  Douglas Wilson, who is the Chairman and Chief Executive Officer of the Agent, serves as one of the Trustees of the Trust.

Item 8.01               Other Events.

A final liquidating distribution of the assets of the Trust will be made on December 29, 2005 in the amount of $5,490,000.00, or approximately $0.1667 per unit of beneficial interest in the Trust, to the beneficiaries of record on that date.  This distribution will complete the distribution of all remaining assets of the Trust (subject to the amounts deposited under the Administrative Services Agreement as discussed in Item 1.01 of this Form 8-K) and accordingly the Trust will be terminated effective December 29, 2005.  Within sixty days of the date of the final liquidating distribution, a final report will be delivered to the Trust’s beneficiaries in accordance with the Trust’s Liquidating Trust Agreement and a Form 10-K for the fiscal year ended December 31, 2005 will be filed with the Securities and Exchange Commission.  Subsequent to December 29, 2005, any future correspondence relating to the Trust should be directed to Douglas Wilson Companies, Attention: BPP Liquidating Trust, 450 B. Street, Suite 1900, San Diego, CA 92101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPP LIQUIDATING TRUST

	By:	/s/ Scott C. Verges
	Name:	Scott C. Verges
	Title:	Co-Trustee

	By:	/s/ Douglas P. Wilson
	Name:	Douglas P. Wilson
	Title:	Co-Trustee

Date: December 22, 2005